Exhibit 10.47

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 16th day of January, 2018, by and between Marquis Industries, Inc., a Georgia corporation (the “Company”), and Timothy A. Bailey (“Bailey”).

WHEREAS, the Company and Executive have entered into an employment agreement, effective as of July 6, 2015 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in the manner reflected herein.

In consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

1.       Section 1 of the Employment Agreement hereby is amended to add the following sentence at the end thereof:

“Effective as of July 6, 2018, Bailey shall resign his position as Chief Executive Officer of Marquis and, commencing on such date and continuing through December 31, 2018 (the “Extended Term”), Bailey shall continue as an employee of Marquis and serve solely as an advisor to the Board.”

2.       Section 2 of the Employment Agreement hereby is amended by deleting such section in its entirety and by substituting in lieu thereof the following:

“2. Term.

Bailey shall be employed by Employer hereunder for a term commencing on the Effective Date and continuing through the end of the Extended Term, unless terminated earlier pursuant to Section 5 (other than (x) Sections 5(i) and (iv) in the first paragraph of Section 5 and (y) the second paragraph of Section 5, neither of which shall not be applicable during the Extended Term) or Section 6 of this Agreement. The period during which Bailey is employed by Employer hereunder is referred to herein as the “Term”.”

3.       Section 3 of the Employment Agreement hereby is amended to add the following sentence at the end thereof:

“3. Salary and Benefits.

The parties acknowledge and agree that Bailey’s annual salary was increased from One Hundred Sixty-five Thousand Dollars ($165,000) to Two Hundred Twenty-Five Thousand Dollars ($225,000) and, up and through July 5, 2018, Bailey shall continue to receive such amount as an annual salary. During the Extended Term, Bailey shall be paid an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000), payable in equal periodic installments in accordance with the Employer’s customary payroll practices. For the avoidance of doubt, during the Extended Term, Bailey shall continue to receive (i) a fringe benefits package that, taken as a whole, is economically comparable to that which he enjoyable at Marquis prior to the Effective Date, subject to the terms and conditions of the appropriate plans and (ii) a car allowance of One Thousand Dollars ($1,000) per month.

Unless Marquis terminates Bailey for Cause (as defined in this Agreement), Marquis acknowledges and agrees to pay the cost of Bailey’s family medical insurance coverage during the COBRA Period. “COBRA Period” means the earlier to occur of: (a) eighteen (18) months after the termination of this Agreement, (b) the date he is eligible to enroll in the health, dental and/or vision plans of another employer or (c) if the Company in good faith determines that such payments would result in a discriminatory health plan pursuant to the Patient Protection and Affordable Care Act of 2010, as amended, and any guidance or regulations promulgated thereunder.”

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3.       Section 4 of the Employment Agreement hereby is amended to add the following sentence at the end thereof:

“During the Extended Term, Bailey shall serve at the pleasure of the Board on an “as needed” basis.”

4.       Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect.

5.       This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MARQUIS INDUSTRIES, INC.	TIMOTHY A. BAILEY
By: /s/ Larry Heckman Name: Larry Heckman Title: President	/s/ Timothy A.Bailey Name

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